SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
         THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

    Filed by the Registrant x
    Filed by a Party other than the Registrant o
    Check the appropriate box:
    o  Preliminary Proxy Statement
    o  Definitive Proxy Statement
    x  Definitive Additional Materials
    o  Soliciting Material under Rule 14a-12
    o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                           Castle BancGroup, Inc.
                           ----------------------
              (Name of Registrant as Specified In Its Charter)

                   --------------------------------------
                 (Name of Person(s) Filing Proxy Statement,
                        if Other Than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

    x  No fee required.
    o  Fee computed  on table  below per  Exchange Act  Rules 14a-
       6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:
    o  Fee paid previously with preliminary materials.
    o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

                                 #  #  #

   CASTLE BANCGROUP, INC. HAS FILED A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS REGARDING THE ACQUISITION OF CASTLE BANCGROUP, INC. BY FIRST NATIONAL OF NEBRASKA, INC. WITH THE SECURITIES AND EXCHANGE
   COMMISSION.  STOCKHOLDERS OF CASTLE BANCGROUP, INC. ARE URGED TO READ



   THE PROXY STATEMENT REGARDING THE ACQUISITION, BECAUSE IT CONTAINS IMPORTANT INFORMATION. STOCKHOLDERS OF CASTLE BANCGROUP, INC. WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED BY CASTLE BANCGROUP, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S INTERNET WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS ALSO MAY BE OBTAINED WITHOUT CHARGE FROM CASTLE BANCGROUP, INC. BY DIRECTING YOUR REQUEST TO THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AT CASTLE BANCGROUP, INC., AT 121 WEST LINCOLN HIGHWAY, DEKALB, ILLINOIS 60115.

                                 #  #  #



   Castle BancGroup, Inc.


   December 10, 2001


   To our shareholders:

   I am pleased to report that the Castle BancGroup, Inc. Board of Directors has declared a $0.14 cash dividend payable December 17, 2001 to Castle shareholders of record on December 10, 2001. This dividend payment will mark the 56th consecutive year in which Castle has paid its shareholders a cash dividend.

   Notice of a Special Meeting of Shareholders to be held on December 20, 2001 and related proxy materials were previously mailed to shareholders of record on November 16, 2001. The special meeting will be held at 1:30 p.m. local time at the Castle Bank N.A., Sycamore branch, 511 West State Street, Sycamore, Illinois.

   The purpose of the meeting is to vote on adoption of an agreement that if adopted will result in Castle being owned by First National of Nebraska, Inc. The Board of Directors has carefully considered the merger and its benefits to shareholders and recommends that shareholders vote in favor of adoption of the merger agreement.

   Details of the proposed transaction are set out in the previously mailed proxy materials. However, if you have misplaced your proxy materials, or if you wish information about your stock, please call us at 815-758-7007.

   I have been a board member since the early 1960's and I have led this Company for the last 25 years of its 145 year existence; I value the trust that you have placed in me and I hope that you are as pleased as I am with the progress our company has made since we began this journey together. Now, I ask you to join me and our Board of Directors in approving our merger agreement with First National of Nebraska.

   Best wishes for the holiday season.

   /s/ John W. Castle

   John W. Castle, Chairman








              121 West Lincoln Highway * DeKalb, Illinois 60115 *
                      815.758.7007 * Fax:  815.758.7008